UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 29, 2016

STANDARD METALS PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Standard Metals Processing, Inc. (a/k/a Cambrian Minerals Group, Inc.) (the “Company”) entered into an Agreement on July 29, 2016 with the holder of the Series A Preferred Stock, Wits Basin Precious Minerals, Inc., (“Wits”) and Wits’ secured creditor regarding exchange options for the Series A Preferred Stock.

Under the terms of the Agreement, upon the occurrence of a Triggering Event (as defined below), the holders of the Preferred Stock will receive the corresponding compensation, the “Triggering Events” and their corresponding compensation are set forth below:

(1) If either of the following occur:

(i) the Corporation receives proceeds of $10,000,000.00 or more in a cash offering; OR

(ii) the Corporation’s Common Stock trades at $3.00 or more (with proportionate adjustments for stock splits) for 90 consecutive trading days;

then all of the 10,000,000 shares of the Preferred Stock will be exchanged for 5,000,000 shares of Common Stock.

(2) If the Corporation has an average market capitalization (calculated by adding the value of all outstanding shares of Common Stock valued at the Corporation’s closing sale price on the Over the Counter Markets (or other applicable exchange) (the “Market”) of $200,000,000.00 or more over any consecutive 95 day period following the effective date of this agreement and the effective date of any required duly authorized amendment to the Standard’s Articles of Incorporation, the terms of the Preferred Stock and the subsequent consent of the holder’s secured creditor to the final form and terms of such amendment, and items (1)(i) or (1)(ii) of Section (b) have not been met, then the Corporation has the right to:

(A) issue the number of shares of Common Stock equal to the Stated Value using the average closing sale price of the Common Stock on the Over the Counter Markets of the prior 15 trading days of the date of the notice. The Corporation will provide 10 days’ prior written notice to the holder and any known secured party of such holder of the Series A Stock of its intention to proceed with this option; or

(B) issue a portion of the Stated Value in shares of Common Stock based on the valuation formula in 3(b)(2)(A) and pay the remaining Stated Value in cash.

If this Section (3)(b)(2) is triggered, the Corporation has three years to choose option Section (3)(b)(2)(A) or (B) and pay the Stated Value. The Corporation has 60 days from the date of notice of its election to pay under either Section (3)(b)(2)(A) or (B).

Upon payment of the Stated Value, the Series A Shares will be retired.

(c) If Section (3)(b)(2) is triggered and the Corporation fails to pay the Stated Value within the three year time frame, the Corporation will take all necessary action to return the Series A Preferred Shares in their original form (containing all original terms and conditions) to the holder with the exception that the Stated Value will be increased to $10,100,000.00 upon delivery and the Corporation will lose the exchange options provided in Section (3)(b).

The previous terms of the Series A Preferred Stock would have required the Company to make a payment of $10,000,000.00 upon the Company having an average market capitalization of $200,000,000.00. This Agreement gives the Company additional payment options and allows for the payment to be made completely or partially in common shares, depending on the Triggering Event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2016	Standard Metals Processing, Inc. (a/k/a Cambrian Minerals Group, Inc.)

	By:	/s/ Tina Gregerson
Tina Gregerson Chief Executive Officer